Exhibit 10.4

Execution Version

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED GUARANTEE AGREEMENT
This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of August 2, 2024 (this “Amendment”) by and among ACRC LENDER W LLC, a Delaware limited liability company (“ACRC Seller”), ACRC LENDER W TRS LLC, a Delaware limited liability company (“TRS Seller” and together with ACRC Seller, individually and collectively as the context may require, “Seller”), ARES COMMERCIAL REAL ESTATE CORPORATION (“Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Third Amended and Restated Master Repurchase and Securities Contract, dated as of February 10, 2022, by and among Seller and Buyer (as amended by Amendment No. 1 to Third Amended and Restated Master Repurchase Agreement and Securities Contract, dated as of February 10, 2022, as amended by Amendment No. 2 to Third Amended and Restated Master Repurchase Agreement and Securities Contract, dated as of April 19, 2024, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and
WHEREAS, Guarantor and Buyer are parties to that certain Second Amended and Restated Guarantee Agreement, dated as of February 10, 2022, by and among Guarantor and Buyer (as amended by Amendment No. 1 to Second Amended and Restated Guarantee Agreement, dated as of April 19, 2024, the “Existing Guarantee”; as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee”); and
WHEREAS, Guarantor and Buyer have agreed, subject to the terms and conditions hereof, that the Guarantee shall be amended as set forth in this Amendment.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby agree as follows:
1.Definitions. Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Guarantee, and if not defined in the Existing Guarantee, the meanings ascribed to them in the Repurchase Agreement.
2.Guarantee Amendment. The Guarantee is hereby amended to reflect Exhibit A attached hereto.

3.Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which (i) this Amendment is duly executed and delivered by each of Guarantor and Buyer and (ii) Buyer receives all other documentation it shall reasonably request in connection with this Amendment.
4.Representations and Warranties. On and as of the date first above written, Guarantor hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Guarantee on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Guarantee has occurred and is continuing and (c) after giving effect to this Amendment, the representations and warranties contained in the Guarantee are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).
5.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Guarantee and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the date hereof (a) all references in the Repurchase Agreement to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment and (b) each reference to the “Guarantee” in any of the Repurchase Documents shall be deemed to be a reference to the Existing Guarantee, as amended hereby.
6.No Novation, Effect of Agreement. The parties hereto have entered into this Amendment solely to amend the terms of the Existing Guarantee and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Guarantor, the Seller or any of their affiliates (the “Repurchase Parties”) under or in connection with the Existing Guarantee or any of the other Repurchase Documents.
7.Counterparts. By signing or countersigning below, Buyer, Seller and Guarantor each acknowledge and agree to the terms of this Amendment. This Amendment may be executed in counterparts (including using any electronic signature covered by the United States ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), and such counterparts may be delivered in electronic format, including by facsimile, email or other transmission method. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the parties to invoke any law authorizing electronic signatures. Minor variations in the form of the signature page, including footers from earlier versions of this Amendment, shall be disregarded in determining a party’s intent or the effectiveness of such signature. No party shall raise the use the delivery of signatures to this Amendment in electronic format as a defense to the formation of a contract and each such party forever waives any such defense.

8.Costs and Expenses. Seller shall pay Buyer’s costs and expenses incurred in connection with the preparation, negotiation, execution and consummation of this Amendment in accordance with the Repurchase Agreement and the Guarantee.
9.Waivers. (a) Seller acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Seller hereby waives, releases and discharges Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Repurchase Agreement or the other Repurchase Documents, including, but not limited to, any action or failure to act under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Repurchase Documents.
10.Submission to Jurisdiction. Each party hereto (each a “Party”) irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, or in any court with jurisdiction that is located in Delaware, California or the state where the related underlying Mortgaged Property is located, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against any Seller or its properties in the courts of any jurisdiction. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Amendment will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

11.IMPORTANT WAIVERS. THE WAIVERS SET FORTH IN SECTION 18.03 OF THE REPURCHASE AGREEMENT ARE HEREBY INCORPORATED HEREIN, MUTATIS MUTANDIS, AS IF A PART HEREOF.
12.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
13.Ratification. Guarantor hereby ratifies and reaffirms all of the terms, covenants and conditions of the Guarantee and agrees that the Guarantee remains unmodified (except as expressly modified by the terms of this Amendment) and in full force and effect and enforceable in accordance with its terms.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BUYER:
WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking association
By: /s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director

[Additional Signature Page Follows]

Amendment No. 2 to Guarantee Agreement (Wells-ACRC Lender)

SELLER:
ACRC LENDER W LLC, a Delaware limited liability company
By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary

ACRC LENDER W TRS LLC, a Delaware limited liability company
By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary

GUARANTOR:
ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation
By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary

Amendment No. 2 to Guarantee Agreement (Wells-ACRC Lender)

EXHIBIT A

[Attached]

Amendment No. 2 to Guarantee Agreement (Wells-ACRC Lender)

CONFORMED THROUGH AMENDMENT NO. 2

SECOND AMENDED AND RESTATED GUARANTEE AGREEMENT
SECOND AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of February 10, 2022 (as the same has been and may be further amended, restated, supplemented, or otherwise modified from time to time, this “Guarantee”), made by ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”) having its principal place of business c/o Ares Management LLC, One North Wacker Drive, 48th Floor, Chicago, IL 60606, in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”) and any of its parent, subsidiary or affiliated companies (collectively, “Beneficiary”).
RECITALS
Pursuant to that certain Master Repurchase and Securities Contract, dated as of December 14, 2011 (as amended and/or amended and restated from time to time and as most recently amended and restated by that certain Third Amended and Restated Master Repurchase and Securities Contract among Buyer, ACRC Lender W LLC and ACRC Lender W TRS LLC (individually, each a “Seller”, and collectively, “Sellers”) dated as of February 10, 2022, and as further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), Sellers agreed to sell, from time to time, to Buyer certain Whole Loans, Senior Interests and Mezzanine Loans, each as defined in the Repurchase Agreement (collectively, the “Purchased Assets”), upon the terms and subject to the conditions as set forth therein. The Repurchase Agreement, this Guarantee and any other agreements executed in connection with the Repurchase Agreement shall be referred to herein as the “Repurchase Documents”.
In connection with the execution and delivery by the parties thereto of the Repurchase Documents, Guarantor executed and delivered to Buyer a Guarantee Agreement dated as of May 12, 2012 (the “Original Guarantee”), which was amended and restated by that certain Amended and Restated Guarantee Agreement delivered by Guarantor dated as of December 20, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Guarantee”).
It is a condition to Buyer entering into an amendment of the Repurchase Agreement and other Repurchase Documents and purchasing the Purchased Assets that Guarantor amend and restate the Existing Guarantee in its entirety by executing and delivering this Guarantee in favor of Beneficiary with respect to the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following: (a) all payment obligations owing by any Seller to Buyer under or in connection with the Repurchase Agreement and any other Repurchase Documents; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Buyer in the enforcement of any of the foregoing or any obligation of Guarantor hereunder; (d) any other obligations of any Seller with respect to Buyer under each of the Repurchase

Documents; and (e) if Interim Servicer is an Affiliate of either Seller or Guarantor, the timely delivery by Interim Servicer of Income into the Waterfall Account in accordance with the applicable provisions of the Repurchase Agreement including, without limitation, Section 5.01 thereof (collectively, the “Obligations”).
NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the Repurchase Documents and to enter into the transactions contemplated thereunder, Guarantor hereby agrees with Buyer as follows:
14.Defined Terms. Unless otherwise defined herein, terms which are defined in the Repurchase Agreement and used herein are so used as so defined.
“Aggregate Recourse Amount”: The total sum, for all Purchased Assets, of the applicable Recourse Percentage for each such Purchased Asset, multiplied by the then-currently unpaid aggregate outstanding Repurchase Price of each such Purchased Asset.
“Available Borrowing Capacity” means, with respect to any Person, on any date of determination, the total unrestricted borrowing capacity which may be drawn (taking into account required reserves and discounts) upon by such Person or its Subsidiaries, at such Person’s or its Subsidiaries’ request based upon approved but undrawn amounts, under committed credit facilities or repurchase agreements which provide financing to such Person or its Subsidiaries.
“Cash Liquidity” means, at any date of determination, the amount of Guarantor’s Cash or Cash Equivalents.
“Cash or Cash Equivalents”: All unencumbered cash, together with any and all of the following, in each case to the extent owned by Guarantor or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than ninety (90) days from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit of or time deposits with Buyer or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United states or any State thereof and has combined capital and surplus of at least $500,000,000, (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by

Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“CECL Reserves”: Current expected credit loss reserve amounts on both outstanding balances and unfunded commitments and any other applicable investment, property or assets, in each case, established by Guarantor in accordance with GAAP including Accounting Standards Codification (ASC) 326.
“Debt”: With respect to any Person: (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and payable within 60 days), (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, other than contingent obligations with respect to future funding obligations of the Subsidiaries of Guarantor, and (v) all indebtedness secured by a lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof; provided, that “Debt” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of the Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.
“Debt Service”: For any Test Period, the sum of (a) Interest Expense for Guarantor determined on a consolidated basis for such period, and (b) all regularly scheduled principal payments made with respect to Indebtedness of Guarantor and its Subsidiaries during such period, other than (i) any voluntary or involuntary prepayment or (ii) prepayment occasioned by the repayment of an underlying asset, or any balloon, bullet, margin or similar principal payment which repays such Indebtedness in part or in full.
“Fixed Charge Coverage Ratio”: With respect to Guarantor at any time, the EBITDA (as determined in accordance with GAAP and as further defined in the Repurchase Agreement) for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period, divided by the Fixed Charges for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period; provided, that the “Fixed Charge Coverage Ratio” and associated components thereof shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of the Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.
“Fixed Charges”: With respect to Guarantor at any time, the sum of (a) Debt Service, (b) all preferred dividends that Guarantor is required, pursuant to the terms of the certificate of designation or other similar document governing the rights of preferred shareholders, to pay and is not permitted to defer, (c) Capital Lease Obligations paid or accrued during such period, and (d) any amounts payable under any Ground Lease.
“Investment Securities”: Any of the following, but only to the extent approved by Buyer in its sole discretion:
(a)    negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of less than one year;
(b)    negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of one to ten years; and
(c)    negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than ten years.
“Recourse Debt”: Without duplication, (a) Debt of a consolidated Subsidiary of Guarantor for which Guarantor has provided a payment guarantee and/or (b) any Debt of Guarantor other than Debt in respect of which recourse for payment (except for customary exceptions for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings of real estate) is contractually limited to specific assets of Guarantor (and not a majority of Guarantor’s assets) encumbered by a Lien securing such Debt; provided, that “Recourse Debt” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of the Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.
“Specified Third Party Securitization”: Any securitization transaction that was not established or sponsored by Guarantor, Manager or any of their respective Affiliates.
“Tangible Net Worth”: With respect to Guarantor at any date, determined on a consolidated basis, all amounts that are included under capital or shareholder’s equity (or any like caption) on the balance sheet of Guarantor in accordance with GAAP, minus (a) amounts owing to Guarantor from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with the Guarantor or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus (1) deferred origination fees, net of deferred origination costs, and (2) the aggregate amount of CECL Reserves and any other non-cash items (including inter alia credit loss or valuation reserves or allowances, unrealized losses, and accumulated depreciation and amortization), all on or as of such date; provided, that “Tangible Net Worth” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of the Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP. For the sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets.

“Test Period”: The time period from the first day of each calendar quarter, through and including the last day of such calendar quarter.
“Total Liquidity” means, at any date of determination, the sum of (i) Cash Liquidity plus (ii) unencumbered Investment Securities; provided, that “Total Liquidity” and associated components thereof shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.
15.Guarantee.    (a) Guarantor hereby unconditionally and irrevocably guarantees to Beneficiary the prompt and complete payment and performance by each Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
(a)Notwithstanding anything herein to the contrary, but subject to clause (c) below, the maximum liability of Guarantor hereunder and under the Repurchase Documents shall in no event exceed the sum of (x) the Aggregate Recourse Amount, and (y) one hundred percent (100%) of all of the Obligations described in clause (e) of the definition thereof.
(b)Notwithstanding the foregoing, the limitation on recourse liability as set forth in both of clauses (x) and (y) of subsection (b) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Obligations shall be fully recourse to each Seller and Guarantor, jointly and severally, upon the occurrence of any of the following:
(i)a voluntary bankruptcy or insolvency proceeding is commenced by either Seller under the U.S. Bankruptcy Code or any similar federal or state law;
(ii)an involuntary bankruptcy or insolvency proceeding is commenced against Guarantor or either Seller in connection with which Seller, Guarantor or any Affiliate of any of the foregoing has or have colluded in any way with the creditors commencing or filing such proceeding; or
(iii)fraud or intentional misrepresentation by Guarantor, either Seller or any other Affiliate of Seller or Guarantor in connection with the execution and the delivery of this Guarantee, the Repurchase Agreement, or any of the other Repurchase Documents, or any certificate, report, financial statement or other instrument or document furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement.
(c)In addition to the foregoing and notwithstanding the limitation on recourse liability set forth in both of clauses (x) and (y) of subsection (b) above, Guarantor shall be liable for any losses, costs, claims, expenses or other liabilities incurred by Buyer arising out of or attributable to the following items:
(i)any material breach of the separateness covenants set forth in Article 9 of the Repurchase Agreement; and

(ii)any material breach of any representations and warranties by Guarantor contained in any Repurchase Document and any material breach by Guarantor, either Seller or any of their respective Affiliates, of any representations and warranties relating to Environmental Laws, or any indemnity for costs incurred in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any Materials of Environmental Concern, in each case in any way affecting any Seller’s or Guarantor’s properties or any of the Purchased Assets.
(d)Nothing herein shall be deemed to be a waiver of any right which Buyer may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Repurchase Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to the Buyer in accordance with the Repurchase Agreement or any other Repurchase Documents.
(e)Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by Beneficiary in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are satisfied or paid in full, notwithstanding that from time to time prior thereto Sellers may be free from any Obligations.
(f)No payment or payments made by any Seller or any other Person or received or collected by Beneficiary from any Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full.
(g)Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Beneficiary on account of Guarantor’s liability hereunder, Guarantor will notify Buyer in writing that such payment is made under this Guarantee for such purpose.
16.Subrogation. Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Buyer against Sellers and any collateral for any Obligations with respect to such payment; provided that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all amounts due and payable by Sellers to Buyer under the Repurchase Documents or any related documents have been paid in full; and further provided that such subrogation rights shall be subordinate in all respects to all amounts owing to the Buyer under the Repurchase Documents.
17.Amendments, etc. with respect to the Obligations. Until the Obligations shall have been paid or performed in full, and subject to the provisions of Section 11 of this Guarantee, Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Buyer may be rescinded by Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and any Repurchase Document and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on any Seller or any other guarantor, and any failure by Buyer to make any such demand or to collect any payments from any such Seller or any such other guarantor or any release of any such Seller or such other guarantor shall not relieve Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
18.Guarantee Absolute and Unconditional. (a) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Beneficiary upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between any Seller or Guarantor, on the one hand, and Beneficiary, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Sellers or Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any Repurchase Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Beneficiary, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by a Seller against Beneficiary, (iii) any requirement that Beneficiary exhaust any right to take any action against a Seller or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee or (iv) any other circumstance whatsoever (with or without notice to or knowledge of any Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of a Seller for the Obligations or of Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Beneficiary may, but shall be under no obligation, to pursue such rights and remedies that Beneficiary may have against a Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by

Beneficiary to pursue such other rights or remedies or to collect any payments from a Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any such Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Beneficiary against Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of Beneficiary, and its successors, endorsees, transferees and assigns, until all of the Obligations shall have been satisfied in full, notwithstanding any sale by Buyer of any Purchased Asset as set forth in Article 10 of the Repurchase Agreement or the exercise by Buyer of any of the other rights and remedies set forth in any of the Repurchase Documents.
(a)Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Beneficiary as follows:
(i)Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Buyer any claim or defense based upon, an election of remedies by Beneficiary which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against any Seller, or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against any Seller against any other guarantor, or against any other person or security.
(ii)Guarantor is presently informed of the financial condition of Sellers and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about each of Sellers’ financial condition, the status of other guarantors, if any, of circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than Buyer for such information and will not rely upon Beneficiary or any Beneficiary for any such information. Absent a written request for such information by Guarantor to Beneficiary, Guarantor hereby waives the right, if any, to require Beneficiary to disclose to Guarantor any information which Beneficiary may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.
(iii)Guarantor has independently reviewed the Repurchase Documents and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guarantee to Beneficiary, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by any Seller or any other guarantor to Buyer or any Buyer, now or at any time and from time to time in the future.

19.Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of any Seller or any substantial part of such Seller’s property, or otherwise, all as though such payments had not been made.
20.Payments. Guarantor hereby agrees that the Obligations will be paid to Buyer without set-off or counterclaim in U.S. Dollars at the address specified in writing by Buyer.
21.Representations and Warranties. Guarantor represents and warrants that:
(a)Guarantor has the legal capacity and the legal right to execute and deliver this Guarantee and to perform Guarantor’s obligations hereunder;
(b)no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any creditor of Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;
(c)this Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);
(d)the execution, delivery and performance of this Guarantee will not violate any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon Guarantor or any of its property or to which Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by Guarantor or of any agreement, instrument or other undertaking to which Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any lien on any of the properties or revenues of Guarantor pursuant to any Requirement of Law or Contractual Obligation of Guarantor;
(e)no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the Knowledge of Guarantor, threatened by or against Guarantor or against any of Guarantor’s properties or revenues with respect to this Guarantee or any of the transactions contemplated hereby; and
(f)except as disclosed in writing to Buyer prior to the date hereof, Guarantor has filed or caused to be filed all tax returns which, to the Knowledge of Guarantor, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against him or any of Guarantor’s property and all other taxes, fees or other charges imposed on him or any of Guarantor’s property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings); no tax lien has been filed, and, to the Knowledge of Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge.
Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by Guarantor on the date of each Transaction under the Repurchase Agreement, on and as of such date of the Transaction, as though made hereunder on and as of such date.
22.Covenants.
(a)Ratio of Debt to Tangible Net Worth. At the end of each Test Period, Guarantor (on a consolidated basis) shall maintain its ratio of Debt to Tangible Net Worth to not more than 4.50 to 1.00.
(b)Fixed Charge Coverage Ratio. Guarantor shall not permit its Fixed Charge Coverage Ratio for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period to be less than 1.25 to 1.00, with compliance to be tested as of the end of each Test Period.
(c)Tangible Net Worth. Guarantor shall not permit its Tangible Net Worth to be less than the sum of (i) $500,000,000 plus (ii) at any time that the aggregate outstanding principal amount of Debt of Guarantor and its Subsidiaries exceeds $1,800,000,000, eighty percent (80%) of the net proceeds (after the deduction of all related transaction costs) of all issuances of equity by Guarantor occurring after August 2, 2024, with compliance to be tested as of the end of each Test Period
(d)Minimum Total Liquidity. Guarantor’s Total Liquidity to be less than the greater of (x) $5,000,000 and (y) 5% of Guarantor’s Recourse Debt, not to exceed $10,000,000; provided, that notwithstanding the foregoing or anything herein to the contrary, in the event Guarantor’s Total Liquidity shall equal or exceed $5,000,000 (such amount, the “Guarantor’s Actual Total Liquidity Amount”), then Guarantor may satisfy the difference between the minimum Total Liquidity requirement and the Guarantor’s Actual Total Liquidity Amount with Available Borrowing Capacity.
(e)Guarantor shall deliver to Buyer those documents required to be delivered by or on behalf of Guarantor pursuant to Sections 8.07(a), (b), (d) and (e) of the Repurchase Agreement as soon as such documents are available but, in any event, no later than as and when required under the Repurchase Agreement.
23.Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

24.Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
25.No Waiver; Cumulative Remedies. Buyer shall not by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
26.Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer, provided that, subject to any limitations set forth in the Repurchase Agreement, any provision of this Guarantee may be waived by Buyer in a letter or agreement executed by Buyer or by telex or facsimile transmission from Buyer. This Guarantee shall be binding upon the heirs, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Buyer, and their respective successors and assigns. THIS GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS GUARANTEE, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
27.Notices. Notices by Buyer to Guarantor may be given by mail, or by telecopy transmission, addressed to Guarantor at the address or transmission number set forth under its signature below and shall be effective (a) in the case of mail, five days after deposit in the postal system, first class certified mail and postage pre-paid, (b) one Business Day following timely delivery to a nationally recognized overnight courier service for next Business Day delivery and (c) in the case of telecopy transmissions, when sent, transmission electronically confirmed if prior to 5:00 p.m. local recipient time on a Business Day, and otherwise on the next succeeding Business Day. Notices to Buyer by Guarantor may be given in the manner set forth in the Repurchase Agreement.
28.SUBMISSION TO JURISDICTION; WAIVERS.    EACH OF GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)SUBMITS FOR GUARANTOR AND GUARANTOR’S PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND THE OTHER REPURCHASE DOCUMENTS TO WHICH GUARANTOR IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(b)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(c)AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING UNDER THIS GUARANTEE MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY’S ADDRESS, AS SET FORTH UNDER GUARANTOR’S SIGNATURE BELOW, WITH RESPECT TO DELIVERIES SENT TO GUARANTOR, OR, WITH RESPECT TO DELIVERIES SENT TO BUYER, AT THE ADDRESS SET FORTH IN THE REPURCHASE AGREEMENT, OR, IN EITHER CASE, AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED; AND
(d)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
29.Integration. This Guarantee represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Buyer or any Buyer relative to the subject matter hereof not reflected herein.
30.Acknowledgments. Guarantor hereby acknowledges that:
(a)Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the related documents;
(b)neither Buyer nor any Beneficiary has any fiduciary relationship to Guarantor, and the relationship between Beneficiary and Guarantor is solely that of surety and creditor; and
(c)no joint venture exists between or among any of Buyer, the Beneficiary, Guarantor and Sellers.
31.WAIVERS OF JURY TRIAL. EACH OF GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES

TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.
32.Effect of Amendment and Restatement. From and after the date hereof, the Existing Guarantee from Guarantor in favor of Buyer, shall be amended, restated and superseded in its entirety by this Guarantee.
[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Second Amended and Restated Guarantee Agreement to be duly executed and delivered as of the date first above written.
ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland
corporation
By:
Name:
Title:
Address for Notices:
Ares Commercial Real Estate Corporation
245 Park Avenue, 42nd Floor
New York, NY 10167
Attention: Real Estate Debt
With a copy to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Loren Finegold